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                                                                   EXHIBIT 10.31

                               LICENSE AGREEMENT


         THIS LICENSE AGREEMENT (this "License Agreement"), effective as of October 31, 2000, is by and between EarthCare Company, a Delaware corporation (the "Licensee"), and ISN Software Corporation, a Delaware corporation (the "Licensor").

                                   WITNESSETH:

         WHEREAS, Licensor and Licensee entered into that certain Asset Purchase Agreement, whereby Licensor purchased from Licensee certain of Licensee's assets, including, without limitation, all of Licensee's right, title and interest in and to the "OS2K" software (the "OS2K Software"), subject to certain rights to use the OS2K Software to be granted to Licensee by a separate license agreement.

         WHEREAS, the parties desire to enter into this License Agreement pursuant to the terms and conditions contained herein;

         NOW THEREFORE, in consideration of the mutual premises and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                     LICENSE

         Subject to the terms herein contained, the Licensor hereby grants and assigns to Licensee, and Licensee hereby accepts, a license (the "License") to use, throughout the entire world, the OS2K Software solely in its, and its wholly-owned affiliates', activities in the following industries (the "Permitted Industries"): (a) residential septic service; (b) restaurant grease trap service; and (c) non-hazardous solid waste service (the "Licensed Rights"); provided, however, that in the event Licensee shall fail actively to use the OS2K Software in the Permitted Industries through December 31, 2001, then the License granted hereunder shall terminate and be of no further force or effect. All rights in and to the OS2K Software other than the Licensed Rights shall be retained by Licensor.





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                                   ARTICLE II

                              SCOPE AND LIMITATIONS

         All rights granted to Licensee shall be exclusive to Licensee, but shall only be for use in the Permitted Industries. Subject to the terms of this License Agreement, Licensee shall have the right, in its discretion, to prevent others, including the Licensor, from using Licensed Rights. Notwithstanding the foregoing, Licensee shall have no rights to market, sell, license or otherwise assign or transfer any of the Licensed Rights.

                                   ARTICLE III

                                      TERM

         The term of the License granted under this License Agreement shall be for a period of twenty (20) years from the date first set forth above. Notwithstanding anything contained herein to the contrary, Licensor may terminate this Agreement upon thirty (30) days prior written notice to Licensee if Licensee is in material default hereunder and if Licensee fails to cure such default within such thirty (30) day period.

                                   ARTICLE IV

                                    ROYALTIES

         5.1 No License Fee. The License is granted to Licensee on a royalty-free basis.

                                   ARTICLE VI

                         MODIFICATIONS, DERIVATIVE WORKS

         6.1 Modifications and Improvements. Licensee shall have the right to make modifications or improvements to the OS2K Software for its own use permitted under this License Agreement; Licensor shall have the right to make modifications or improvements to the OS2K Software for any other use or purpose. Licensor and Licensee agree to grant access to, and use (consistent with this License Agreement) by, the other party to any and all such modifications and improvements, with Licensee obtaining in such modifications and improvements a license consistent with the License granted hereunder and with Licensor obtaining all other rights to such modifications and improvements.

         6.2 Derivative Works. Except as specifically set forth in Section 6.1, above, Licensor retains the exclusive rights with respect to any derivative works that are developed by either party during the term of this Agreement.



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                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 No Prior Agreements. All prior or contemporaneous agreements, contracts, promises, representations and statements, if any, between the parties hereto, or their representatives, with respect to matters covered by this Agreement, are superseded by this Agreement and this Agreement constitutes the entire understanding between them with respect to the subject matter hereof.

         7.2 Amendment; Waiver. No term, agreement, representation or condition of this Agreement may be amended nor may compliance therewith be waived (either generally or in a particular instance and either retroactively or prospectively) without the prior written consent of the waiving party against whom the amendment or waiver is sought to be enforced. No modification of any provision of this Agreement and no consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by an authorized signatory of the party to be charged and only to the extent therein set forth.

         7.3 Independent Parties. This Agreement does not constitute and shall not be construed as constituting a partnership, agency or joint venture between Licensor and Licensee. The Licensee shall have no right to obligate or bind Licensor in any manner whatsoever and nothing herein contained shall give or is intended to give any right of any kind to any third party.

         7.4 Notice. Whenever notice is required to be given under this Agreement, it shall be deemed to be good and sufficient notice if in writing, signed by an officer or an authorized agent on the party serving such notice and sent by telegram, telecopy, or mailed by registered or certified mail, to the other party at the address stated below unless notification of a change of address is given in writing.

                           Licensee:        14901 Quorum Drive, Suite 200
                                            Dallas, Texas  75240
                                            Attention: Chairman and CFO
                                            Telecopy: 972-858-6024

                           Licensor:        3805 Normandy Avenue
                                            Dallas, Texas  75205
                                            Attention: William M. Addy
                                            Telecopy: 214-526-5299

         7.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party without the prior written consent of the other party, which consent may not be unreasonably withheld. For purposes of the immediately preceding sentence, the following transactions shall be deemed to be an assignment: (a) a party is




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merged or consolidated with or into another corporation with the effect that the stockholders of such party immediately prior to such transaction hold less than fifty percent (50%) of the combined voting power of the then outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation; and (b) a person or entity shall, as a result of a tender or exchange offer, open market purchasers, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of a party representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of such party.

         7.6 Invalid Provisions. If any clause, term or provision of this Agreement should be held by a court of competent jurisdiction to be illegal or in conflict with any law, the validity of the remaining clauses, terms and provisions shall not be affected thereby.

         7.7 Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Texas.

         7.8 Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

         7.9 Use and Indemnification. Licensee agrees to use the OS2K Software at all times on a basis consistent with the terms of this License Agreement. Licensee shall indemnify and hold harmless Licensor from and against any and all claims, liabilities and losses deriving in any way from Licensees use of the OS2K Software, whether consistent with the terms of this License Agreement or otherwise.




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         IN WITNESS WHEREOF, the parties hereto have executed this License
Agreement and the persons signing personally warrant that they are duly authorized to sign for and on behalf of the respective parties.

                             EARTHCARE COMPANY


                             By:
                                -----------------------------------------
                             Name:
                                  ---------------------------------------
                             Title:
                                   --------------------------------------

                             ISN SOFTWARE CORPORATION


                             By:
                                -----------------------------------------
                             Name:
                                  ---------------------------------------
                             Title:
                                   --------------------------------------




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